UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On April 24, 2024, Serve Robotics Inc. issued a press release announcing a development in the previously announced strategic partnership of its wholly owned subsidiary, Serve Operating Co. (“Serve”), with Magna New Mobility USA, Inc. (“Magna”), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the strategic partnership, on April 24, 2024, Serve entered into a Delivery Vehicle Production Scaling and Purchase Agreement with Magna, under which Serve appointed Magna as its sole and exclusive partner for the assembly of its automated sidewalk/off-road goods delivery vehicles.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: April 24, 2024	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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